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                                                                     EXHIBIT 4.3


                              SECOND AMENDMENT dated as of April 16, 2004 (this
                        "Amendment"), to the $750,000,000 Amended and Restated Revolving Credit Agreement dated as of March 31, 2003, as amended as of February 19, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among THE GOODYEAR TIRE & RUBBER COMPANY (the "Borrower"), the lenders from time to time party thereto (the "Lenders") and JPMORGAN CHASE BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

            WHEREAS, pursuant to the terms and conditions of the Credit Agreement, the Lenders have extended and agreed to extend credit to the Borrower; and

            WHEREAS, the Borrower has requested, and the Majority Lenders are willing to agree, that the Credit Agreement be amended on the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

            SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

            SECTION 2. Amendment to Section 5.01 of the Credit Agreement.
Section 5.01(a) of the Credit Agreement is hereby amended by inserting after the phrase "within 110 days after the end of each fiscal year of the Borrower" the following: "(or, in the case of the fiscal year ended December 31, 2003, within 140 days after the end of such fiscal year)".

            SECTION 3. Amendment to Section 6.07 of the Credit Agreement. Clause
(v) of paragraph (a) of Section 6.07 is hereby amended to read as follows:

            "(v) the Borrower and its Subsidiaries may make Investments in Subsidiaries expressly permitted by Section 6.05(b), Section 6.05(e) or Section 6.05(s) and Investments expressly permitted under Section 6.05(j)."

            SECTION 4. Amendment to Article VII of the Credit Agreement. Paragraph (d) of Article VII of the Credit Agreement is hereby amended by inserting after the word "Section" the following: "5.01(a) (solely with respect to the Borrower's fiscal year ended December 31, 2003), ".

            SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

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            (a) No Default has occurred and is continuing on the date hereof or will have occurred and be continuing at the time the amendments provided for herein become effective under Section 7.

            (b) All representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all respects material to the rights or interests of the Lenders on and as of the date hereof, and will be true and correct at the time the amendments provided for herein become effective under
Section 7, except to the extent such representations and warranties relate to an earlier date.

            SECTION 6. Amendment Fee. In consideration of the agreements contained in this Amendment, the Borrower agrees to pay to the Administrative Agent on the Effective Date (as defined below), for the account of each Lender that delivers an executed counterpart of this Amendment prior to noon, New York City time, on April 16, 2004, an amendment fee equal to 0.03% of the sum of such Lender's Revolving Credit Exposure and unused Revolving Commitment on the Effective Date.

            SECTION 7. Conditions Precedent to Effectiveness. This Amendment shall become effective when the Administrative Agent shall have received counterparts hereof duly executed and delivered by Lenders representing the Majority Lenders (the date on which this Amendment becomes effective being called the "Effective Date").

            SECTION 8. No Other Amendments or Waivers; Confirmation. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect as set forth in the Credit Agreement. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Amendment shall be a Credit Document for all purposes of the Credit Agreement.

            SECTION 9. Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

            SECTION 10. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 11. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the signature pages hereof.

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                    THE GOODYEAR TIRE & RUBBER
                                    COMPANY,

                                         By

                                                   /s/ R. W. Tieken
                                              ---------------------------------
                                              Name:  R. W. Tieken
                                              Title: Chief Financial Officer

                                    JPMORGAN CHASE BANK, individually and as Administrative Agent and Collateral Agent,

                                         By

                                                   /s/ Robert P. Kellas
                                              ----------------------------------
                                              Name:  Robert P. Kellas
                                              Title: Vice President

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                [Remaining Signature Pages Intentionally Omitted]